Exhibit 24.1

POWER OF ATTORNEY

ZAZA ENERGY CORPORATION

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Brooks, Scott Gaille and Paul F. Jansen, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with a “shelf” registration statement on Form S-3 (the “Registration Statement”) for the registration of 5,000,000 shares of the common stock of ZaZa Energy Corporation (the “Company”), including to file the Registration Statement in the name of and on behalf of such officer or director of the Company and any and all amendments, including pre- and post-effective amendments, or supplements thereto, and all additional registration statements relating to the same offering of such offered securities as the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, to attest the seal of the Company thereon, and to file any or all of the foregoing, with all exhibits thereto, and other applications and documents in connection therewith, with the Securities and Exchange Commission or other regulatory authority, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Todd A. Brooks	Executive Director, President & Chief Executive Officer	June 6, 2014
Todd A. Brooks

/s/ Paul F. Jansen	Chief Financial Officer and Chief Accounting Officer	June 6, 2014
Paul F. Jansen

/s/ Herbert C. Williamson III	Chairman of the Board of Directors	June 6, 2014
Herbert C. Williamson III

	Director	June 6, 2014
Travis H. Burris

/s/ John E. Hearn, Jr.	Director	June 6, 2014
John E. Hearn, Jr.

/s/ Gaston L. Kearby	Director	June 6, 2014
Gaston L. Kearby

/s/ A. Haag Sherman	Director	June 6, 2014
A. Haag Sherman